                                 UNITED STATES
                        SECURITY AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                       ----------------------------------

                                   FORM 8-K/A

                    AMENDMENT TO APPLICATION OR REPORT FILED
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                      -----------------------------------

                                 BESTWAY, INC.
                                AMENDMENT NO. 1

The Undersigned registrant hereby amends the following items, financial statements, exhibits, or other portions of its Form 8-K dated April 25, 1996 as set forth in the pages attached hereto:

Item 7. Financial Statements, Pro Forma

        (a) Financial Statements of business acquired
        (b) Pro Forma financial information
        EXHIBITS
        23  Consent of Independent Certified Public Accountants

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       Bestway, Inc.



                                       /s/ Beth A. Durrett
                                       ---------------------------
                                       Beth A. Durrett
                                       Vice President/Controller



June 24, 1996

ITEM 7. Financial Statements, Pro Forma

        (a) Financial statements of business acquired

                     [GAMBLE GIVENS & MOODY P.A. LETTERHEAD]


                          INDEPENDENT AUDITOR'S REPORT


To The Boards of Directors
Bestway, Inc. and All Star Rental, Inc.

                 We have audited the accompanying balance sheets of All Star Rental, Inc. (an S Corporation) as of December 31, 1995 and 1994 and the related statements of income and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining. on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of All Star Rental, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                 /s/ GAMBLE GIVENS & MOODY, P.A.


March 15, 1996 except for note X, for
which the date is April 12, 1996

                             ALL STAR RENTAL, INC.

                               ---------------

                                 BALANCE SHEET

                               DECEMBER 31, 1995



                                     ASSETS

ASSETS

 Cash and cash equivalents               $     42,337
 Accounts receivable - officers                51,356
 Accounts receivable - other                   14,529
 Rental inventory (net of accumulated
   depreciation of $1,280,885)              1,784,515
 Fixed assets (net of accumulated
   depreciation of $652,685)                  213,137
 Prepaid expenses                              65,611
 Cash surrender value of officers'
   life insurance                              50,754
 Deposits -                                     4,200
                                         ------------

          TOTAL ASSETS                   $  2,226,439
                                         ============


The accompanying notes are an integral part of these financial statements.

                             ALL STAR RENTAL, INC.

                               ---------------

                                 BALANCE SHEET

                               DECEMBER 31, 1995


               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES

 Bank overdraft                                           $   68,641
 Line of credit                                               45,000
 Note payable - floor plan                                 2,427,919
 Notes payable - installment                                  84,981
 Accounts payable - trade                                    363,373
 Withheld and accrued payroll taxes                            3,985
 Sales taxes payable                                          25,008
 Other liabilities                                            78,567
 Accrued vacation                                             24,062
 Accrued property tax                                         49,232
                                                          ----------
      TOTAL LIABILITIES                                                  $  3,170,768

STOCKHOLDERS' EQUITY (DEFICIT)

 Common stock (100,000 shares of $1 par value
    authorized, 5,000 shares issued and outstanding)           5,000
 Accumulated deficit                                        (949,329)
                                                          ----------

    TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                     (944,329)
                                                                          -----------

     TOTAL LIABILITIES AND STOCKHOLDERS'
          EQUITY (DEFICIT)                                                $ 2,226,439
                                                                          ===========


The accompanying notes are an integral part of these financial statements.

                             ALL STAR RENTAL, INC.

                               ---------------

                 STATEMENT OF INCOME AND ACCUMULATED DEFICIT

                     FOR THE YEAR ENDED DECEMBER 31, 1995



OPERATING REVENUES

 Rental income and fees (net of refunds of $3,580)            $  5,573,918
 Sales                                                              34,994
                                                              ------------

    Total operating revenues                                                 $  5,608,912

COST OF RENTAL INCOME, FEES AND SALES

 Depreciation of rental inventory                                1,215,743
 Interest - floor plan                                             315,822
 Other costs of rental units                                       167,421
                                                              ------------

    Total cost of rental income, fees and sales                                 1,698,986

GENERAL AND ADMINISTRATIVE EXPENSES

 Depreciation                                                      114,004
 Rent                                                              331,765
 Other operating expenses                                        2,863,283
 Other general and administrative expenses                         907,659
                                                              ------------

    Total operating and general and administrative expenses                     4,216,711
                                                                             ------------

OPERATING INCOME (LOSS)                                                          (306,785)

OTHER INCOME(EXPENSE)

 Gain on disposition of fixed assets                                   810
 Interest income                                                     4,926
 Interest expense                                                  (20,084)
 Legal settlement                                                   71,271
 Miscellaneous                                                      29,562
                                                              ------------

    Total other income                                                             86,485
                                                                             ------------

The accompanying notes are an integral part of these financial statements.

                            ALL STAR RENTAL, INC.

                               ---------------

             STATEMENT OF INCOME AND RETAINED EARNINGS (DEFICIT)

                     FOR THE YEAR ENDED DECEMBER 31, 1995


NET INCOME (LOSS)                                        (220,300)

ACCUMULATED DEFICIT, BEGINNING OF YEAR                   (693,605)
                                                      -----------

ACCUMULATED DEFICIT, BEFORE PRIOR
 PERIOD ADJUSTMENT                                       (913,905)

PRIOR PERIOD ADJUSTMENT                                   (35,424)
                                                      -----------

ACCUMULATED DEFICIT, END OF YEAR                      $  (949,329)
                                                      -----------


The accompanying notes are an integral part of these financial statements.

                            ALL STAR RENTAL, INC.

                           STATEMENT OF CASH FLOWS

                     FOR THE YEAR ENDED DECEMBER 31, 1995

CASH FLOWS FROM OPERATING ACTIVITIES

 Cash received from customers                               $   5,608,161
 Interest received                                                  1,593
 Other operating receipts                                         105,515
 Cash paid to suppliers and employees                          (4,388,947)
 Interest paid                                                   (245,785)
                                                            -------------

    Net cash provided by operating activities                   1,080,537
                                                            -------------

CASH FLOWS FROM INVESTING ACTIVITIES

 Cash payments for the purchase of rental inventory            (1,138,607)
 Cash payments for the purchase of fixed assets                   (38,533)
 Cash proceeds from the sale of fixed assets                       17,025
 Loans to officers                                                   (504)
 Cash value of insurance                                          (10,362)
                                                            -------------

    Net cash (used) by investing activities                    (1,170,981)
                                                            -------------

CASH FLOWS FROM FINANCING ACTIVITIES

 Proceeds from issuance of long-term debt                         165,805
 Negative cash balance implicitly financed                         68,641
 Principal payments on long-term debt                            (211,630)
 Payments on floor plan                                           (26,000)
                                                            -------------

    Net cash (used) by financing activities                        (3,184)
                                                            -------------

NET (DECREASE) IN CASH AND CASH EQUIVALENTS                       (93,628)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                      135,965
                                                            -------------

CASH AND CASH EQUIVALENTS, END OF YEAR                      $      42,337
                                                            =============

The accompanying notes are an Integral part of these financial statements.

                             ALL STAR RENTAL, INC.

                            STATEMENT OF CASH FLOWS

                     FOR THE YEAR ENDED DECEMBER 31, 1995

RECONCILIATION OF NET INCOME (LOSS) TO NET CASH
 PROVIDED BY OPERATING ACTIVITIES

Net income (loss)                                        $  (220,300)
                                                         -----------
Adjustments to reconcile net income (loss)
 to net cash provided by operating activities:

 Accrued vacation                                             24,062
 Depreciation of rental inventory                          1,215,743
 Depreciation and amortization                               114,004
 Gain on disposal of property                                   (810)
 Non-cash interest on officer's loans                         (3,333)
 (Increase) decrease in assets:
    Accounts receivable                                       (4,331)
    Prepaid expenses                                         (33,664)
    Deposits                                                    (250)
    Inventory                                                  4,057
 Increase (decrease) in liabilities:
    Accounts payable                                         (25,537)
    Accrued payroll taxes                                       (220)
    Sales tax payable                                           (871)
    Other liabilities                                         (1,821)
    Accrued property taxes                                    13,808
                                                         -----------

    TOTAL ADJUSTMENTS                                      1,300,837
                                                         -----------

    NET CASH PROVIDED BY OPERATING ACTIVITIES            $ 1,080,537
                                                         -----------

SCHEDULE OF NON-CASH INVESTING AND FINANCING
 ACTIVITIES

Acquisition of automotive equipment through issuance
 of long-term debt                                       $    51,050
Financed interest added to floor plan note                    90,121
                                                         -----------

    TOTAL NON-CASH ACTIVITIES                            $   141,171
                                                         -----------

The accompanying notes are an integral part of these financial statements.

                            ALL STAR RENTAL, INC.

                               ---------------

                        NOTES TO FINANCIAL STATEMENTS


I.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          This summary of significant accounting policies of All Star Rental, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representation of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          BUSINESS ACTIVITY - The Company has operated primarily in the Rent-to-Own industry since April,1982. The Company rents consumer appliances, electronics, furniture and jewelry on a no obligation, week to week or month to month basis with ownership options. The ownership option on a typical new piece of merchandise would require seventy-eight weekly or eighteen monthly payments. These contracts may be renewed on a weekly or monthly basis or terminated at any time at the discretion of the customer. Upon termination of the contract the merchandise must be returned to the Company. The Company maintains ownership of the products until such time as the contract is paid out at which time ownership is passed to the customer. The Company maintains seventeen rent-to-own locations in three states: South Carolina (Charleston, 4; Columbia
5): Georgia (Savannah, 1; Augusta 1); North Carolina (Charlotte, 2; Central & Western NC, 4).

          RECOGNITION OF REVENUE - Rental revenues are collected in advance on a weekly or monthly basis. Revenue is recognized as collected since at the time of collection the merchandise has been placed in service and substantially all costs of installation and delivery have been incurred. As the contracts may be terminated at any time by the customer, the Company does not include remaining rents due on contracts in current income or recognize them as receivables on its balance sheet.

          RENTAL INVENTORY - Rental inventory is recorded on the balance sheet at cost less accumulated depreciation. This inventory is being depreciated using the Income Forecasting Method. Under this method, depreciation is recorded as income is collected as opposed to with the passage of time. This is a recognized standard method of depreciation for the Rent-to-Own industry and management feels it provides the most accurate matching of expenses and revenues.

          At such time that the merchandise is sold or otherwise disposed of, any remaining undepreciated balance is removed from the accounts and charged off for the period. The cost of repairs and maintenance on the merchandise while the Company maintains ownership is charged against income as incurred.

                             ALL STAR RENTAL, INC.

                        NOTES TO FINANCIAL STATEMENTS

I.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

          Fixed Assets - Fixed assets are carried at cost less accumulated depreciation. Depreciation is computed using straight line and accelerated methods with useful lives as follows: Automotive equipment - 5 years, Computer equipment - 5 years. Furniture and fixtures - 7 years: Other equipment - 5 years: Leasehold improvements - 10 to 31.5 years.

Fixed assets are summarized by major classifications as follows:

     Computer systems                                     $  129,665
     Automotive equipment                                    534,836
     Furniture and fixtures                                  144,914
     Other equipment                                          47,863
     Leasehold improvements                                    8,544
                                                          ----------

          TOTAL                                           $  865,822
                                                          ==========

          Income Taxes - The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions the Company generally does not pay Federal or state corporate income taxes on its taxable income. Instead the stockholders are liable for individual taxes on their share of the Company's taxable income.

          Cash and Cash Equivalents - The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

II.   NOTES PAYABLE

          A summary of the terms and balances of notes payable as of December
31.1995 is as follows:

Note payable - McDonnell Douglas Finance Corp.: note
 replacing former line of credit for the purchase of rental
 inventory. Interest is paid monthly at prime plus 6%.
 This note is collateralized by all assets of the Company.
 This agreement expires January 25, 1996. However, the
 Company is currently negotiating new terms with
 McDonnell Douglas.                                               $  2,427,919

Note payable - Ford Motor Credit: eight installment notes with interest rates ranging from 5.9% to 9.0%. All notes are
 collateralized by vehicles. The total monthly payments for
 these notes is $3,868.                                                 65,287

                             ALL STAR RENTAL, INC.

                               ---------------

                        NOTES TO FINANCIAL STATEMENTS


II.   NOTES PAYABLE (continued)

Note payable - Nations Bank: installment note with monthly
 payment of $595 including interest at 8.35% collateralized
 by a 1992 Lexus.                                                         5,727

Note payable - GMAC: installment note with monthly payment of
 $500 including interest at 12.65% collateralized by a 1992
 Isuzu NPR truck.                                                         3,354

Note payable - Chase Manhattan: installment note with monthly payment of $470, including interest at 5.9% collateralized by a
 1993 Volvo.                                                             10,613
                                                                    -----------

    TOTAL NOTES PAYABLE                                             $ 2,512,900
                                                                    ===========

        Maturities of long-term debt as of December 31, are as follows:


          YEAR ENDING DECEMBER 31,
               1996                                                 $ 2,523,570
               1997                                                      28,492
               1998                                                       5,838
                                                                    -----------

                                                                      2,557,900
 Less line of credit - See note IV.                                     (45,000)
                                                                    -----------

    TOTAL                                                           $ 2,512,900
                                                                    ===========

III.  LEASES

        The Company leases its home office and stores under operating leases. As of December 31, 1995, the approximate future minimum lease payments required under noncancellable operating leases are as follows:

          YEAR ENDING DECEMBER 31,
               1996                                                 $   144,125
               1997                                                      51,349
               1998                                                      47,200
                                                                    -----------

            TOTAL                                                   $   242,674
                                                                    ===========

        Total rental expense for the year was $325,779.

                             ALL STAR RENTAL, INC.

                               ---------------

                        NOTES TO FINANCIAL STATEMENTS

IV.   REVOLVING LINE OF CREDIT

      The Company has a $50,000 revolving line of credit of which $5,000 was unused at December 31, 1995. The remaining balance is due 365 days from the date of the note with interest due monthly at bank prime plus 1%. The credit line is secured by certain fixed assets of the Company.

V.    PROFIT SHARING PLAN

      The Company maintains a defined contribution profit sharing plan which covers all eligible employees. Contributions to the plan may be made annually at management's discretion. For the year ended December 31, 1995, management has elected not to make a contribution to the plan.

VI.   RELATED PARTY TRANSACTIONS

      The Company has made uncollateralized advances to its Stockholders. There are no repayment terms at present. Interest is accrued at 8% on balances over $10,000. As of December 31, 1995, these advances are presented on the balance sheet as:

          Accounts receivable - officers                             $  51,356

VII.  CONCENTRATION OF CREDIT RISK

      At December 31, 1995, the carrying amount of the Company's deposits was $(26,304) and the institutions' balances totaled $20,709. Of the institutions' balances. $14,818 was covered by FDIC insurance and $5,891 was covered by SIPC insurance.

VIII. FAIR VALUE

      The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 1995, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting using market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amount that the Company could realize in a current market exchange.

                            ALL STAR RENTAL, INC.

                               ---------------

                        NOTES TO FINANCIAL STATEMENTS

IX.   PRIOR-PERIOD ADJUSTMENT

      An error resulting in an understatement of previously reported 1994 results of operations was discovered during 1995. Correction of this error resulted in a reduction of previously reported net income of $35,424.

      The following schedule details the nature and amount of this error:

      Understatement of accrued taxes payable               $   (35,424)
                                                            -----------
X.    SUBSEQUENT EVENTS

      Subsequent to December 31, 1995, the Company closed two of it's seventeen stores. One was located in Charleston. S.C. and the other was located in Charlotte. N.C. The combined annual gross revenues of these two stores was approximately $450,000. The rental agreements from these stores were transferred to other stores of the Company. No other closures are planned.

       On April 4,1996 the Company received debt forgiveness in the amount of $600,000 from McDonnell Douglas Finance Corporation.

       On April 12,1996, the Company was the target corporation in a reorganization under Internal Revenue Code Section 368(a)(1)(C) with Bestway, Inc. The Company transferred substantially all of its assets, as well as the transfer of liabilities to which the assets were subject, in exchange for Bestway, Inc. stock.

                             ALL STAR RENTAL, INC.

                                 BALANCE SHEET



                               December 31, 1994



                                                          ASSETS

Cash and cash equivalents                                $   155,523
Accounts receivable - officers                                47,519
Accounts receivable - other                                   10,198
Inventory for resale                                           4,057
Rental inventory (net of accumulated
 depreciation of $1,261,680)                               1,771,530
Fixed assets (net of accumulated
 depreciation of $624,349)                                   253,773
Prepaid expenses                                              31,947
Cash surrender value of officers,
 life insurance                                               40,392
Deposits                                                       3,950
                                                         -----------

    Total Assets                                                          $  2,318,889
                                                                          ============


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                            ALL STAR RENTAL, INC.

                               ---------------

                                BALANCE SHEET

                              December 31, 1994


                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES

 Line of Credit                                          $    20,500
 Note payable - floor plan                                 2,363,798
 Notes payable - installment                                 104,256
 Accounts payable - trade                                    388,910
 Bank overdraft                                               19,558
 Withheld and accrued payroll
    taxes                                                      4,204
 Sales taxes payable                                          25,879
 Other liabilities                                            80,389
                                                         -----------

        Total liabilities                                                  $ 3,007,494

STOCKHOLDERS' EQUITY (DEFICIT)

 Common stock (100,000 shares of
    $1 par valued authorized; 5,000
    shares issued and outstanding)                            $5,000
 Retained earnings (deficit)                                (693,605)
                                                         -----------

    Total stockholders' equity (deficit)                                      (688,605)
                                                                           -----------

       Total Liabilities and Stockholders'
          Equity (Deficit)                                                 $ 2,318,889
                                                                           ===========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                            ALL STAR RENTAL, INC.

                               ---------------

             STATEMENT OF INCOME AND RETAINED EARNINGS (DEFICIT)

                     For the Year Ended December 31, 1994



OPERATING REVENUES

 Rental income and fees (net of
   refunds of $3,865)                                    $ 5,604,990
 Sales                                                        46,298
                                                         -----------

     Total operating revenues                                             $ 5,651,288

COST OF RENTAL INCOME, FEES AND SALES

 Depreciation of rental inventory                        $ 1,220,848
 Interest - floor plan                                       325,401
 Other cost of rental units                                  452,619
                                                         -----------
     Total cost of rental income, fees
          and sales                                                         1,998,868

OPERATING AND GENERAL AND ADMINISTRATIVE
 EXPENSES

 Depreciation                                            $   131,914
 Rent                                                        319,492
 Other operating expenses                                  2,310,408
 Other general and administrative expenses                   831,503
                                                         -----------

     Total operating and general
          and administrative expenses                                       3,593,317
                                                                          -----------

OPERATING INCOME                                                          $    59,103

OTHER INCOME (EXPENSES)

 Gain on disposition of assets                           $     5,798
 Interest income                                               8,966
 Interest expense                                            (14,512)
 Miscellaneous                                                12,726
                                                         -----------

     Total other income                                                        12,978
                                                                          -----------

NET INCOME                                                                $    72,081

RETAINED EARNINGS (DEFICIT), BEGINNING OF YEAR                               (765,686)
                                                                          -----------

RETAINED EARNINGS (DEFICIT), END OF YEAR                                  $  (693,605)
                                                                          ===========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                             ALL STAR RENTAL, INC.

                            STATEMENT OF CASH FLOWS

                                            For the Year Ended December 31, 1994


CASH FLOWS FROM OPERATING ACTIVITIES

 Cash received from customers                            $ 5,655,153
 Interest received                                             6,824
 Other operating receipts                                     12,726
 Cash paid to suppliers and employees                     (3,400,411)
 Interest paid                                              (339,913)
                                                         -----------

    Net cash provided by operating activities            $ 1,934,379
                                                         -----------

CASH FLOWS FROM INVESTING ACTIVITIES

 Cash payments for the purchase of rental inventory      $(1,520,196)
 Cash payments for the purchase of property                  (73,524)
 Cash proceeds from the sale of property                      15,050
 Loans to officers                                           (14,485)
 Cash value of life insurance                                 (9,472)
                                                         -----------

    Net cash (used) by investing activities              $(1,602,627)
                                                         -----------

CASH FLOWS FROM FINANCING ACTIVITIES

 Proceeds from issuance of long-term debt                    $20,000
 Bank Overdraft                                               19,558
 Principal payments on long-term debt                        (94,155)
 Payments on floor plan                                     (350,000)
                                                         -----------

    Net cash (used) by financing activities               $ (404,597)
                                                         -----------

NET (DECREASE) IN CASH AND CASH EQUIVALENTS                 $(72,845)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                 228,368
                                                         -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                   $   155,523
                                                         -----------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                            ALL STAR RENTAL, INC.

                               ---------------

                           STATEMENT OF CASH FLOWS


                     For the Year Ended December 31, 1994

RECONCILIATION OF NET INCOME TO NET CASH
 PROVIDED BY OPERATING ACTIVITIES

Net income                                                    $     72,081
                                                              ------------
Adjustments to reconcile net income to net cash
 provided by operating activities:

 Depreciation of rental inventory                             $  1,220,848
 Depreciation and amortization                                     131,914
 Gain on disposal of property                                       (5,798)
 Non-cash interest on officers' loans                               (2,142)
 Non-cash charge-offs and disposals                                343,802
(Increase) decrease in assets:
 Accounts receivable                                                 9,564
 Prepaid expenses                                                   (5,255)
 Deposits                                                           13,818
Increase (decrease) in liabilities:
 Accounts payable                                                  148,338
 Accrued payroll taxes                                                (690)
 Sales tax payable                                                    (758)
 Other liabilities                                                   8,657
                                                              ------------

 Total adjustments                                            $  1,862,298
                                                              ------------

    Net cash provided by operating activities                 $  1,934,379
                                                              ============

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

    Acquisition of automotive equipment through
     issuance of long-term debt                               $     29,449

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                            ALL STAR RENTAL, INC.

                               ---------------

                        NOTES TO FINANCIAL STATEMENTS


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 BUSINESS ACTIVITY - The Company has operated primarily in the Rent-to-Own industry since April, 1982. The Company rents consumer appliances, electronics, furniture and jewelry on a no obligation, week to week or month to month basis with ownership options. The ownership option on a typical new piece of merchandise would require seventy-eight weekly or eighteen monthly payments. These contracts may be renewed on a weekly or monthly basis or terminated at any time at the discretion of the customer. Upon termination of the contract, the merchandise must be returned to the Company. The Company maintains ownership of the products until such time as the contract is paid out at which time ownership is passed to the customer. The Company maintains seventeen rent-to-own locations in three states: South Carolina (Charleston, 4; Columbia, 5); Georgia (Savannah, 1; Augusta, 1); North Carolina (Charlotte, 2; Central Western NC, 4).

 RECOGNITION OF REVENUE - Rental revenues are collected in advance on a weekly or monthly basis. Revenue is recognized as collected since at the time of collection the merchandise has been placed in service and substantially all costs of installation and delivery have been incurred. As the contracts may be terminated at any time by the customer, the Company does not include remaining rents due on contracts in current income or recognize them as receivables on its balance sheet.

 RENTAL INVENTORY - Rental inventory is recorded on the balance sheet at cost less accumulated depreciation. This inventory is being depreciated using the Income Forecasting Method. Under this method, depreciation is recorded as income is collected as opposed to the passage of time. This is a recognized standard method of depreciation for the Rent-to-Own industry and management feels it provides the most accurate matching of expenses and revenues.

 At such time that the merchandise is sold or otherwise disposed of, any remaining undepreciated balance is removed from the accounts and charged off for the period. The cost of repairs and maintenance on the merchandise while the Company maintains ownership is charged against income as incurred.

                             ALL STAR RENTAL, INC.

                                ---------------

                         NOTES TO FINANCIAL STATEMENTS


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 FIXED ASSETS - Fixed assets are carried at cost less accumulated depreciation. Depreciation is computed using straight line and accelerated methods with useful lives as follows: Automotive Equipment - 5 years; Electronic Equipment
 -  5 years; Furniture and Fixtures - 7 years; Leasehold Improvements - 10 to
 31.5 years.

 Property and equipment are summarized by major classifications as follows:

    Computer systems                                           $   122,244
    Automotive equipment                                           567,488
    Furniture and fixtures                                         131,036
    Other equipment                                                 48,810
    Leasehold improvements                                           8,544
                                                               -----------
          Total                                                $   878,122
                                                               ===========

 INCOME TAXES - The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company generally does not pay Federal or state corporate income taxes on its taxable income. Instead the stockholders are liable for individual taxes on their share of the Company's taxable income.

 CASH AND CASH EQUIVALENTS - The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

                             ALL STAR RENTAL, INC.

                                --------------

                         NOTES TO FINANCIAL STATEMENTS


NOTES PAYABLE

 A summary of the terms and balances of notes payable as of December 31, 1994 is as follows:

 Description

  McDonnell Douglas Finance Corp. - note replacing
   former line of credit for the purchase of
   rental inventory. Interest is paid monthly
   at prime plus 6%. This note is collateralized
   by all assets of the Company. This agreement
   expires January 25, 1996. However the Company is
   currently in default with certain terms of this
   agreement.                                                   $  2,363,798

  Ford Motor Credit - nine installment notes
   with interest rates ranging from 5.9% to
   10.0%. All notes are collateralized by vehicles.
   The total monthly payments for these notes is
   $4,190.                                                            68,128

  Nations Bank - installment note with monthly
   payment of $594.92 including interest at 8.35%
   collateralized by a 1992 Lexus.                                    12,096

  GMAC - installment note with monthly payment of
   $499.75 including interest at 12.65%
   collateralized by a 1992 Isuzu NPR truck.                           8,564

  Chase Manhattan - installment note with monthly
   payment of $469.93 including interest at
   5.9% collateralized by a 1993 Volvo.                               15,468
                                                                ------------

            Total notes payable                                 $  2,468,054
                                                                ============

   Debt maturity for the next five years is as follows:

  YEARS ENDING DECEMBER 31,

      1995                                                       $ 2,422,524
      1996                                                       $    35,169
      1997                                                       $    10,361

                             ALL STAR RENTAL, INC.

                        NOTES TO FINANCIAL STATEMENTS

LEASES

The Company leases its home office and stores under operating leases. As of December 31, 1994 the approximate future minimum lease payments required under noncancellable operating leases are as follows:

    YEAR ENDING DECEMBER 31,

          1995                                                $    211,722
          1996                                                $    114,761
          1997                                                $     26,149

 Total rental expense for the year was $319,492.

REVOLVING LINE OF CREDIT

The Company has a $32,000 revolving line of credit of which $11,500 was unused at December 31, 1994. The remaining balance is due 365 days from the date of the note with interest due monthly at bank prime plus l%. The credit line is secured by certain fixed assets of the Company.

PROFIT SHARING PLAN

The Company maintains a defined contribution profit sharing plan which covers all eligible employees. Contributions to the plan may be made annually at management's discretion. For the year ended December 31, 1994, management has elected to make a contribution to the plan in the amount of $5,000.

RELATED PARTY TRANSACTIONS

The Company has made uncollateralized advances to its Stockholders. There are no repayment terms at present. Interest is accrued at 8% on balances over $10,000. As of December 31, 1994, these advances are presented on the balance sheet as:

    Accounts receivable - officers                                 $47,519

CONCENTRATION OF CREDIT RISK

At December 31, 1994, the carrying amount of the Company's deposits was $131,502 and the institutions' balances totaled $147,619. Of the institutions' balances, $29,121, was covered by FDIC insurance and $118,498 was covered by SIPC insurance.

ITEM 7. Financial Statements, Pro Forma, con't.

        (b) Pro Forma financial statements

                                 BESTWAY, INC.
                       INTRODUCTION TO PRO FORMA COMBINED
                             FINANCIAL INFORMATION
                                  (Unaudited)

     The following unaudited pro forma condensed financial statements (the "Pro Forma Financial Statements") are based on the historical financial statements of Bestway, Inc. ("Bestway" or the "Company") and All Star Rental, Inc. ("All Star"). The Pro Forma Financial Statements have been prepared to illustrate the effects of the consummation of the Agreement for the Purchase and Sale of Assets (the "Asset Purchase Agreement") between Bestway and All Star. The assets acquired by the Company include, among other things, All Star's idle inventory, rental contracts, vehicles, store furniture and fixtures, computers and leasehold improvements. In addition, the Company assumed the leases for 15 of All Star's former store locations.

     The combined condensed pro forma balance sheet as of January 31, 1996, has been prepared as if the transaction has occurred on that date. The combined condensed pro forma statements of operations have been presented for the Bestway year ended July 31, 1995 and the six months ended January 31, 1996, as if the transaction had occurred at the beginning of fiscal year 1995 and carried forward through the interim period presented, except that additional liabilities resulting from the operations of the business from January 31, 1996 through the closing date of April 12, 1996 all assumed by the Company in accordance with the Asset Purchase Agreement and is included herein.

     The Pro Forma Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have occurred if the transaction given pro forma effect herein had been consummated as of the time reflected herein, nor are they necessarily indicative of the future operating results or financial position of the Company. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. Allocations of the purchase price for the All Star Asset Purchase have been determined based upon preliminary estimates of fair value and are subject to change. Differences between the amounts included herein and the final allocations are not expected to have a material effect on the Pro Forma Financial Statements. These Pro Forma Financial Statements should be read in conjunction with the historical financial statements and related notes of the Company's historical consolidated financial statements and notes thereto contained in the 1995 Form 10-K for the year ended July 31, 1995.

                                 BESTWAY, INC.
                       PRO FORMA CONDENSED BALANCE SHEETS
                                  (Unaudited)
                                January 31, 1996

                                                                        Pro Forma
                                                              -------------------------------
                                 Company        All Star      Adjustments          Combined
                               ------------   ------------    ------------       ------------
ASSETS
  Cash                         $    457,818   $      4,275    $     (2,775)(1)   $    459,318
  Rental merchandise, net         6,907,205      1,772,895            --            8,680,100
  Property assets, net            2,145,461        207,356         (74,458)(2)      2,278,359
  Intangible assets, net          2,442,734           --         1,030,785(3)       3,473,519
  Prepaid expenses and other      2,776,457        209,481        (203,686)(4)      2,782,270
                               ------------   ------------    ------------       ------------
                               $ 14,729,693   $  2,194,007    $    749,866       $ 17,673,566
                               ============   ============    ============       ============

LIABILITIES
  Accounts payable - trade     $    503,056   $    357,090    $     62,808(5)    $    922,954
  Accrued liabilities               834,629        119,608         236,499(6)       1,190,736
  Income taxes payable               76,376           --              --               76,376
  Debt                            7,061,612      2,550,554        (960,921)(7)      8,651,245
                               ------------   ------------    ------------       ------------
                                  8,475,673      3,027,252        (661,614)        10,841,311
  Stockholders' equity            6,254,020       (833,245)      1,411,480(8)       6,832,255
                               ------------   ------------    ------------       ------------
                               $ 14,729,693   $  2,194,007    $    749,866       $ 17,673,566
                               ============   ============    ============       ============

(1) Reflects the elimination of cash not transferred in accordance with the Asset Purchase Agreement.
(2) Reflects the adjustment to property and equipment based on an estimated fair value of $132,898.
(3) Reflects the excess of the purchase price over the assets and liabilities assumed of $861,687 and a non-compete agreement of $287,500 to be amortized over 15 and 2 years, respectively.
(4) Reflects the elimination of certain prepaid expenses and other assets which are not a part of the Asset Purchase Agreement.
(5) Reflects the increase in accounts payable - trade for costs incurred through the consummation date in accordance with the Asset Purchase Agreement.
(6) Reflects a reduction in certain accrued liabilities from January 31, 1996 to the consummation date of approximately $51,000, plus the increase of $287,500 in additional consideration to be paid to the previous owners of All Star.
(7) Reflects the reduction in debt forgiven by All Star's senior secured lender.
(8) Reflects the issuance of 115,647 restricted shares of the Company's voting common stock, $.01 par value per share delivered to the former owners of All Star valued at $5.00 per share. The $5.00 share value is the approximate weighted average price (based on volume of shares traded) during the period from June, 1995 to April, 1996. The weighted average of $6.75 was then discounted for the restricted nature of the stock.

                                 BESTWAY, INC.
                   PRO FORMA CONDENSED STATEMENTS OF EARNINGS
                                  (Unaudited)
                            Year Ended July 31, 1995

                                        Company        All Star       Adjustments         Combined
                                     ------------    ------------    ------------       ------------
Revenue                              $ 16,423,262    $  5,656,806    $       --         $ 22,080,068
Cost and Operating Expenses
  Depreciation and amortization
     Rental merchandise                 3,959,484       1,248,928            --            5,208,412
     Other                                937,690         120,005         180,299(1)       1,237,994
  Cost of merchandise sold                140,038          23,075            --              163,113
  Salaries and Wages                    4,014,289       1,590,896        (163,502)(2)      5,441,683
  Advertising                             726,967         326,085            --            1,053,052
  Occupancy expense                       759,613         327,708         (18,818)(3)      1,068,503
  Other operating expenses              4,302,231       1,721,023        (212,987)(4)      5,810,267
  Interest expense                        510,838         346,682        (187,719)(5)        669,801
                                     ------------    ------------    ------------       ------------
Income before income tax provision      1,072,112         (47,596)        402,727          1,427,243
  Current income tax expense (benefit)    101,047            (952)         10,743            110,838
  Deferred income tax (benefit)
   expense                             (2,013,784)            952         126,157         (1,886,675)
                                     ------------    ------------    ------------       ------------
Net income                           $  2,984,849    $    (47,596)   $    265,827       $  3,203,080
                                     ============    ============    ============       ============
Net income per share                 $       1.99                                       $       1.98
                                     ============                                       ------------

Weighted average common
  shares outstanding                    1,502,239                                          1,617,886
                                     ============                                       ============


(1) Reflects amortization of goodwill of $743,285 recorded in connection with the All Star asset purchase over 15 years and amortization of non-compete of $287,500 over 2 years.
(2) Reflects adjustments for the elimination of certain designated employees that will not be replaced, and the reduction of the previous owners compensation expense pursuant to the Asset Purchase Agreement.
(3) Reflects adjustments for the elimination of certain occupancy expense relating to the All Star corporate headquarters that will be permanently closed.
(4) Reflects adjustments for the elimination of certain general and administrative expenses relating to All Star.
(5) Reflects a reduction in interest expense on debt as a result of the Asset Purchase Agreement.

                                 BESTWAY, INC.
                   PRO FORMA CONDENSED STATEMENTS OF EARNINGS
                                  (Unaudited)
                       Six Months Ended January 31, 1996


                                            Company       All Star     Adjustments        Combined
                                          -----------   -----------    -----------       -----------
Revenue                                   $ 8,583,561   $ 2,720,432    $      --         $11,303,993
Cost and Operating Expenses
  Depreciation and amortization
     Rental merchandise                     1,985,229       616,314           --           2,601,543
     Other                                    506,223        53,564         72,652(1)        632,439
  Cost of merchandise sold                    243,690        18,748           --             262,438
  Salaries and Wages                        2,142,684       833,692        (71,920)(2)     2,904,456
  Advertising                                 318,540       160,760           --             479,300
  Occupancy expense                           397,959       161,307         (4,560)(3)       554,706
  Other operating expenses                  2,345,016       845,502        (92,652)(4)     3,097,866
  Interest expense                            247,822       126,494        (47,012)(5)       327,304
                                          -----------   -----------    -----------       -----------
Income before income tax provision            396,398       (95,949)       143,492           443,941
  Current income tax expense (benefit)         30,287        (1,919)         4,690            33,058
  Deferred income tax expense                 153,384         1,919        (44,097)          199,400
                                          -----------   -----------    -----------       -----------
Net income                                $   212,727   $   (95,949)   $    94,704       $   211,483
                                          ===========   ===========    ===========       ===========
Net income per share                      $       .14                                    $       .13
                                          -----------                                    -----------

Weighted average common
  shares outstanding                        1,500,070                                      1,615,717
                                          ===========                                    ===========

(1) Reflects amortization of goodwill of $743,285 recorded in connection with the All Star asset purchase over 15 years and amortization of non-compete of $287,500 over 2 years.
(2) Reflects adjustments for the elimination of certain designated employees that will not be replaced, and the reduction of the previous owners compensation expense pursuant to the Asset Purchase Agreement.
(3) Reflects adjustments for the elimination of certain occupancy expense relating to the All Star corporate headquarters that will be permanently closed.
(4) Reflects adjustments for the elimination of certain general and administrative expense relating to All Star.
(5) Reflects a reduction in interest expenses on debt as a result of the Asset Purchase Agreement.

                              INDEX TO EXHIBITS



EXHIBIT
NUMBER                   DESCRIPTION
- -------                  -----------
  23          Consent of Independent Certified Public Accountants
